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                                                                   Exhibit 23.2

The Board of Directors,
Zemex Canada Corporation

Dear Sirs:

                            INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form S-4 of Zemex Canada Corporation No. 333-65307 (the "Registration Statement") of our Auditors' Report dated November 13, 1998 on the Balance Sheet of Zemex Canada Corporation as at September 30, 1998.

We hereby further consent to the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche
Chartered Accountants

December 3, 1998